UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2005

Moscow CableCom Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, Suite 1203 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 826-8942
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[    ]     Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

[    ]     Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.01 of the Form 8-K filed by Moscow CableCom Corp. (the "Company") on January 18, 2005 (the "Form 8-K") is amended in its entirety to read as follows.  The remainder of the Form 8-K is unchanged.

Item 5.01.  Changes in Control of Registrant.

CNI may be deemed to have acquired control of the Company on January 13, 2005 as a result of the issuance of the Series B Stock and the Warrants as described in Item 1.01, "Entry into a Material Definitive Agreement," of the Form 8-K and the changes to the Company's Board of Directors and management as described in Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of the Form 8-K, which Items are incorporated herein by reference.  Prior to the transactions reported in the Form 8-K, COMCOR had ownership of approximately 48% of the outstanding Common Stock of the Company and was a party to a Voting Agreement dated February 23, 2004 by and among COMCOR, Oliver R. Grace, Jr. and Francis E. Baker.  On January 13, 2005, the Voting Agreement terminated.

CNI may be deemed to have control of the Company on the following basis:

  Its ownership of the Series B Stock, which gives CNI an approximate 33.9% equity ownership in the Company and approximately 29.5% of the voting power of the Company.
  Its ownership of the Warrants which, upon exercise in full, would give CNI an approximate 56.2% equity ownership in the Company and approximately 54.3% of the voting power of the Company.
  The Shareholders Agreement made and entered into as of August 26, 2004, as amended on December 1, 2004 and December 30, 2004, between COMCOR and CNI (the "Shareholders Agreement"), as described below.
  The Irrevocable Proxies granted by certain persons and entities with respect to 817,512 shares of Common Stock, as described below.
  Its ability to designate a majority of the members of the Board of Directors, as described below with respect to the Shareholders Agreement and under Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of the Form 8-K, which Item is incorporated herein by reference.

COMCOR may be deemed to share control of the Company with CNI on the following basis:

  Its ownership of 4,220,879 shares of Common Stock, which gives COMCOR an approximate 31.8% ownership position in the Company.
  The Shareholders Agreement between COMCOR and CNI, described below.

Pursuant to the Shareholders Agreement, CNI and COMCOR agreed to vote all of the shares of Common Stock and Series B Stock (collectively, the "Voting Stock") they beneficially own:

  To initially elect to the Board of Directors the new members designated by CNI as contemplated in the Subscription Agreement, and as further described in Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of the Form 8-K, which Item is incorporated herein by reference;

  To cause and maintain the number of Directors of the Board to be fixed at eleven;

  To cause and maintain the election to the Board of a total of three individuals designated by COMCOR, which number shall be reduced to two individuals and further to one individual in the event that COMCOR beneficially owns less than 20% and less than 15% (but at least 10%) of our outstanding Voting Stock, respectively; and

  To cause the election to the Board of a total of six individuals designated by CNI, which number shall be: (i) increased to seven individuals in the event that COMCOR shall beneficially own less than 20% of our outstanding Voting Stock and (ii) decreased to five, four, two and one individuals, in the event that CNI beneficially owns less than 30%, 20%, 15% and 10% of our outstanding Voting Stock, respectively.

In connection with the foregoing, CNI agreed that, for so long as COMCOR owns at least 15% of the Voting Stock, it will use its best efforts to ensure that the combination of the Directors designated by COMCOR and those designated by CNI comprise a majority of the Directors on the Board.  CNI and COMCOR also agreed that, for so long as each of them is entitled to designate at least one director (in accordance with the provisions described above), each committee of the Board shall consist of at least one director designated by CNI and one director designated by COMCOR (to the extent permitted by applicable law).

CNI and COMCOR also agreed that, for so long as they each own at least 15% of our Voting Stock, they will seek to agree on the following matters:

  Amendment of the Company's organizational documents;

  The Company's reorganization or liquidation;

  Increasing or decreasing the Company's authorized capital;

  Entry by the Company into material transactions in which either COMCOR or CNI is a party;

  Appointment of the Company's Chief Executive Officer (other than as described in Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of the Form 8-K);

  Establishing the Company's strategy;

  Any material deviation from the Company's business plan;

  Appointment of the Company's auditors; and

  Approval of the Company's annual financial statements.

In connection with the foregoing, the Shareholders Agreement provides that, in the event that CNI and COMCOR are unable to agree on how to vote with respect to any of the matters set forth above, such matter may be referred by either party to a special committee of the Board, the decision of which shall be binding on the parties.

Pursuant to the Shareholders Agreement, CNI and COMCOR agreed, subject to limited exceptions, to refrain from transferring any Voting Stock they beneficially own without the prior consent of the other party.  Further, CNI and COMCOR have agreed (for so long as such party holds at least 10% of our Voting Stock) to participate in (on a pro rata basis) sales of Voting Stock initiated by the other party.  In addition, each party has a right of first offer with respect to any shares of Voting Stock the other party proposes to sell.

The Shareholders Agreement will terminate upon the earlier to occur of (a) CNI and COMCOR mutually agreeing to terminate the Shareholders Agreement, (b) such time as CNI's percentage beneficial ownership of the outstanding Voting Stock falls below 5%, (c) such time as COMCOR's percentage beneficial ownership in the outstanding Voting Stock falls below 5%, and (d) the voluntary or involuntary bankruptcy, dissolution, liquidation or winding-up of any of CNI, COMCOR or the Company.

On December 1, 2004, certain stockholders holding in the aggregate 163,503 shares of Common Stock granted CNI an irrevocable proxy and power of attorney to vote their shares of Common Stock (the "Initial Irrevocable Proxy").  The terms of the Initial Irrevocable Proxy provide as follows:

  During the term of the Initial Irrevocable Proxy, CNI will have the ability to vote the shares of Common Stock which are subject to the Initial Irrevocable Proxy at any meeting of stockholders or consent action in lieu of a meeting at CNI's sole discretion.

  The stockholders who are parties to the Initial Irrevocable Proxy have agreed that until January 13, 2006 not to sell, transfer or otherwise dispose of any of the shares of Common Stock subject to the Initial Irrevocable Proxy, unless the transferee also agrees to be bound by the Initial Irrevocable Proxy.

  During the period from January 13, 2006 until the expiration of the Initial Irrevocable Proxy, the stockholders who are parties to the Initial Irrevocable Proxy may sell, transfer or otherwise dispose of any of the shares of Common Stock subject to the Initial Irrevocable Proxy, subject to the right of CNI to exercise a right to acquire all such shares proposed to be transferred on the same terms as they are proposed to be transferred to a third party.

  If CNI converts any of its shares of Series B Stock into Common Stock, the number of shares subject to the Initial Irrevocable Proxy will be reduced by such number of shares of Common Stock having voting power equal to the additional voting power acquired by CNI as a result of such conversion to the extent that the conversion causes CNI to have an aggregate of more than 4,500,000 votes, including the votes under the Initial Irrevocable Proxy and the Additional Irrevocable Proxy described below, which reduction will be applied pro rata to each stockholder who is a party to the Initial Irrevocable Proxy and the Additional Irrevocable Proxy.

  The Initial Irrevocable Proxy will terminate upon the earlier of (i) January 12, 2009, (ii) the conversion by CNI of all its shares of Series B Stock into Common Stock, (iii) CNI's ownership of the capital stock of the Company on a converted basis falling below 10% or (iv) the weighted average closing price for 20 consecutive trading days on NASDAQ of the Common Stock exceeding $15.00.

The stockholders who have granted CNI the Existing Irrevocable Proxy are the following persons with respect to the number of shares of Common Stock indicated: Oliver R. Grace, Jr.: 122,627 shares; Francis E. Baker: 20,438 shares; and The Anglo American Security Fund, L.P.: 20,438 shares.

In addition, CNI has received an additional irrevocable proxy and power of attorney (the Additional Irrevocable Proxy") from stockholders with respect to 654,009 shares of Common Stock.  The terms of the Additional Irrevocable Proxy provide as follows:

  During the term of the Additional Irrevocable Proxy, CNI will have the ability to vote the shares of Common Stock which are subject to the Additional Irrevocable Proxy at any meeting of stockholders or consent action in lieu of a meeting at CNI's sole discretion.

  At any time, a stockholder who is a party to the Additional Irrevocable Proxy may sell, transfer or otherwise dispose of any of the shares of Common Stock subject to the Additional Irrevocable Proxy, subject to the right of CNI to exercise a right to acquire all such shares proposed to be transferred on the same terms as they are proposed to be transferred to a third party.

  If CNI converts any of its shares of Series B Stock into Common Stock, the number of shares subject to the Additional Irrevocable Proxy will be reduced by such number of shares of Common Stock having voting power equal to the additional voting power acquired by CNI as a result of such conversion to the extent that the conversion causes CNI to have an aggregate of more than 4,500,000 votes, including the votes under the Initial Irrevocable Proxy and the Additional Irrevocable Proxy, which reduction will be applied pro rata to each stockholder who is a party to the Additional Irrevocable Proxy and the Initial Irrevocable Proxy.

  The Additional Irrevocable Proxy will terminate upon the earlier of (i) January 12, 2009, (ii) the conversion by CNI of all its shares of Series B Stock into shares of Common Stock, (iii) CNI's ownership of the capital stock of the Company on a converted basis falling below 10% or (iv) the weighted-average closing price for 20 consecutive trading days on NASDAQ of the Common Stock exceeding $15.00.

The Company has been informed by CNI that CNI borrowed the entire purchase price of $22.5 million for the purchase of the Series B Stock from its affiliate Renova Industries Ltd., a company incorporated in The Commonwealth of the Bahamas.  No cash consideration was paid in connection with the issuance of the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Donald Miller-Jones
Name: Donald Miller-Jones
Title:  Chief Financial Officer

Date:  January 24, 2005